Exhibit 99.1

Micronet Enertec Technologies, Inc. Reports Third Quarter Results

-     New Full Connectivity Product Line Gaining Marketplace Traction;
4Q Revenues Expected to Increase More Than 60% From Q3

Montvale, NJ, November 18, 2015 -- Micronet Enertec Technologies, Inc. (NASDAQCM: MICT), a developer and manufacturer of rugged computers, tablets and computer-based systems for the commercial Mobile Resource Management (MRM) market and for the defense and aerospace markets, today announced financial results for the third quarter ended September 30, 2015.

David Lucatz, Chief Executive Officer of Micronet Enertec Technologies, Inc. stated, “During the third quarter we began to see marketplace momentum from our new All-In-One wireless platforms for the MRM sector.  While not reflected in our third quarter results, our new, U.S.-based sales team has generated tremendous interest in our full connectivity product line and we’re encouraged by significant increases to our order pipeline.  The growing MRM vertical presents substantial opportunities for our technology as our state-of-the-art solution has the capability to meet the needs of a broad base of MRM customers across diverse applications.  We saw a meaningful increase in our backlog during the quarter which sets us up for a particularly strong fourth quarter and 2016.”

Third Quarter 2015 Review

●           Total revenue decreased to $5.6 million for the third quarter of 2015, as compared to $11.4 million in the third quarter of 2014. Sequentially, revenues decreased slightly from $5.7 million in the second quarter of 2015. Third quarter revenue was impacted by the shift of certain deliveries in our Aerospace & Defense division from the third quarter to the fourth quarter of 2015.  Total revenue for the nine months ended September 30, 2015 was approximately $17 million, as compared to $23.6 million for the same period in 2014.

●           Gross profit margin was 20%, as compared to 25% in the third quarter of 2014. The decline in overall gross margin was related to the shift in Aerospace & Defense deliveries, as detailed above.  Gross profit of the MRM division was 27%, as compared to 26% for the same period in 2014.

●           Research and development (R&D) expense for the third quarter of 2015 was $485,000, or 8.7% of sales, compared to $546,000, or 4.8% of sales, in the third quarter of 2014.  On a sequential basis, R&D expense decreased 32%, as compared to the second quarter of 2015.

●           Selling, General and Administrative (SG&A) expense was $1.5 million, or 28% of sales, as compared to $2.2 million, or 19% of sales, in the third quarter of 2014.

●           Net loss attributed to MICT for the third quarter of 2015 was $1.2 million, or a loss of $0.22 per basic and diluted share, as compared to a net loss of $0.5 million, or a loss of $0.09 per basic and diluted share, for the third quarter of 2014.

●           The Company reported an operating loss of $1.2 million for the third quarter of 2015, as compared to an operating loss of $0.2 million in the third quarter of 2014.

●           At September 30, 2015, the Company reported cash and marketable securities totaling $10.7 million and working capital of $13.1 million.

Positive Outlook for Q4 and 2016

“MRM backlog grew considerably throughout the third quarter as customers embraced our new product line, and we anticipate 60 plus percent revenue growth over the third quarter and improved gross margin performance in the fourth quarter as orders are shipped.  Furthermore, we have reduced our expenses throughout the year.  R & D expenses declined by 32% sequentially as our All-In-One technology completed its transition to the marketplace, and we have brought SG&A expenses down throughout the year.   Hence, we expect improved financial results in the fourth quarter as we realize sequential revenue growth and control costs.

“Our order pipeline for the All-In-One solution is strong and we expect to benefit further from the Federal Motor Carrier Safety Administration’s (FMCSA) publication of the Electronic Logging Device (ELD) mandate  as the trucking industry prepares for compliance, given that our product captures the required logging data.  With the momentum in our business, favorable macro trends, and focus on driving margin improvement, we anticipate strong revenue growth and net profitability in 2016 and coming years,” Mr. Lucatz commented.

Recent Developments

Following the close of the quarter, the Company announced that it had been selected by MiX Telematics to provide its fixed, in-cab, TREQ 317 rugged Android tablet for use with the MiX Rovi in-cab display which has been developed to provide a durable, easy-to-use solution for fleet managers to record hours of service and remote tachograph data, and to respond to the upcoming ELD mandate requirements.

Last week, the Company announced its selection to participate in the New York City Taxi and Limousine Commission’s (TLC) ‘Vision Zero’ Vehicle Safety Technology Pilot.  Micronet is one of only a few companies taking part in the pilot thus far, which will test and evaluate the efficacy of black boxes, anti-speeding technologies, driver alert systems and related analytic software in promoting safe driving among TLC-regulated vehicles.

The Company’s aerospace and defense business recently received a $1.85 million order from a multinational aerospace contractor for the development and production of a Mobile Command & Control center to be used in rugged terrains for the control and monitoring of advanced weapons systems.  The Company has already seen significant marketplace interest, and given the continued worldwide threat of missile attacks, anticipates that this new product has the potential to become the main growth engine for the division.

“These recent developments demonstrate our positioning in the large and growing local fleet market and the continued international demand for our aerospace and defense products.  We have been strategically focused on diversifying our customer base by growing our presence in the MRM segment and are confident that our U.S. presence and enhanced product offering position us well to drive growth in this market.  Likewise, our missile defense technologies continue to see market demand,” Mr. Lucatz concluded.

Conference Call

Micronet Enertec will host a conference call today at 9:00 a.m. ET to discuss the Company's financial results for the third quarter ended September 30, 2015. The conference call number for U.S. based callers is (888) 281-1167, callers from outside of the U.S. should dial 972-3-918-0685.

Participants may also access a live webcast of the conference call through the Investor Relations section of Micronet Enertec’s website at:
http://www.veidan-stream.com/?con=Micronet_Enertec_Technologies_Q3_2015_Results

A telephone replay of the call will be available for two weeks at: 1-888-269-0005, outside of the U.S: 972-3-3-925-5929

About Micronet Enertec Technologies, Inc.

Micronet Enertec Technologies, Inc. (NASDAQCM: MICT) operates through two primary companies, Enertec Systems 2001 Ltd, its wholly-owned subsidiary, and Micronet Ltd, in which it has a controlling interest.  Micronet operates in the growing commercial MRM market, mainly in the United States. Micronet designs, develops, manufactures and sells rugged mobile computing devices that provide fleet operators and field workforces with computing solutions in challenging work environments. Enertec operates in the Defense and Aerospace markets and designs, develops, manufactures and supplies various customized military computer-based systems for missile defense systems, command and control and others. The Company's products, solutions and services are designed to perform in severe environments and battlefield conditions. For more information please visit: www.micronet-enertec.com, the content of which is not incorporated by reference into this press release.

Forward-looking Statement

This press release contains express or implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws.  These forward-looking statements include, but are not limited to those statements regarding our future revenue growth in 2015 and 2016,  increased volumes and demand in the markets in which we operate, the roll-out of our new All-In-One wireless platforms, our ability to continue penetration to the local fleet vertical market, our ability to diversify and expand our customer U.S. base, continuing demand in our defense and aerospace business, our ability to develop new customer relationships, our ability to meet the needs of our existing customers, market interest and acceptance of our products, our future revenues and profitability, the introduction of new products and our ability to provide our solutions to different applications,  the timing of pending U.S. federal rulemaking, its implementation and the impact of the proposed rules on our business and our future, the New York City Taxi and Limousine Commission’s “Vision Zero” Vehicle Safety Technology pilot program and its potential, our new Mobile Command & Control Centers and their ability to drive the future growth of our A&D business.

The forward-looking statements contained in this press release are subject to risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 2014 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact information:
John Nesbett or Jennifer Belodeau
Institutional Marketing Services (IMS)
(203) 972-9200
jnesbett@institutionalms.com/jbelodeau@institutionalms.com

Tables To Follow

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(USD In Thousands, Except Share and Par Value Data)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$5,131	$8,592
Marketable securities	5,539	6,406
Trade accounts receivable, net	12,581	14,152
Inventories	5,506	6,658
Other accounts receivable	1,512	1,249
Total current assets	30,269	37,057

Property and equipment, net	1,857	1,948
Intangible assets and others, net	3,666	4,416
Long term deposit	46	46
Goodwill	1,466	1,466
Total long term assets	7,035	7,876

Total assets	$37,304	$44,933

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(USD In Thousands, Except Share and Par Value Data)

	September 30, 2015	December 31, 2014
LIABILITIES AND EQUITY

Short term bank credit and current portion of long term bank loans	$10,937	$9,416
Current portion of long term notes	-	1,000
Trade accounts payable	4,147	7,588
Other accounts payable	2,088	2,619
Total current liabilities	17,172	20,623

Long term loans from banks	2,665	3,919
Finance lease	25	56
Accrued severance pay, net	49	29
Deferred tax liabilities, net	19	57
Total long term liabilities	2,758	4,061

Stockholders’ Equity:
Preferred stock; $.001 par value, 5,000,000 shares authorized, none issued and outstanding
Common stock; $.001 par value, 25,000,000 shares authorized, 5,865,221 and 5,856,246 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	6	6
Additional paid in capital	7,759	7,505
Accumulated other comprehensive income (loss)	(269)	325
Retained earnings	3,728	6,284
Micronet Enertec stockholders' equity	11,224	14,120

Non-controlling interests	6,150	6,129

Total equity	17,374	20,249

Total liabilities and equity	$37,304	$44,933

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(USD In Thousands, Except Share and Earnings Per Share Data)
(Unaudited)

	Nine months ended September 30,		Three months ended September 30,
	2015	2014	2015	2014

R Revenues	$16,982	$23,568	$5,556	$11,415
C Cost of revenues	12,275	16,790	4,434	8,546
G Gross profit	4,707	6,778	1,122	2,869

POperating expenses:
R Research and development	1,951	2,164	485	546
S Selling and marketing	1,214	1,209	395	449
G General and administrative	3,407	4,219	1,169	1,738
Amortization of intangible assets	889	557	282	306
T Total operating expenses	7,461	8,149	2,331	3,039

I Loss from operations	(2,754)	(1,371)	(1,209)	(170)
F Financial expenses, net	(417)	(811)	(156)	(178)
InLoss before provision for income taxes	(3,171)	(2,182)	(1,365)	(348)
T Provision (benefit) for income taxes	(164)	9	3	46

N Net loss	(3,007)	(2,191)	(1,368)	(394)
N Net income (loss) attributable to non-controlling interests	(450)	(80)	(105)	112

N Net loss attributable to Micronet Enertec Technologies, Inc.	(2,557)	(2,111)	(1,263)	(506)

L Loss per share attributable to Micronet Enertec Technologies, Inc.
B Basic and diluted	$(0.44)	$(0.36)	$(0.22)	$(0.09)

Weighted average common shares outstanding:
Basic and diluted	5,838,873	5,831,246	5,865,221	5,831,246

MICRONET ENERTEC TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(USD In Thousands)
(Unaudited)

	Nine months ended September 30,		Three months ended September 30,
	2015	2014	2015	2014

N Net loss	$(3,007)	$(2,191)	$(1,368)	$(394)
O Other comprehensive loss, net of tax:
Currency translation adjustment	(123)	(527)	(305)	(739)
T Total comprehensive loss	(3,130)	(2,718)	(1,673)	(1,133)
C Comprehensive income (loss) attributable to the non- controlling interests	21	(439)	(261)	(290)
Comprehensive loss attributable to Micronet Enertec Technologies, Inc.	$(3,151)	$(2,279)	$(1,412)	$(843)

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the U.S., or GAAP, we provide additional financial metrics that are not prepared in accordance with GAAP, or non-GAAP financial measures. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance.

Management believes that these non-GAAP financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in our business, as they exclude expenses and gains that are not reflective of our ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP.

The non-GAAP adjustments, and the basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets - We are required to amortize the intangible assets, included in our GAAP financial statements, related to the acquisition of the Beijer's U.S. vehicle operation and the purchase of controlling shares of Micronet. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization are unique to these transactions. The amortization of acquired intangible assets are non-cash charges. We believe that such charges do not reflect our operational performance. Therefore, we exclude amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-transaction operating results.

•
Amortization of note discount and related expenses - These interest expenses are non-cash and are related to amortization of discount of the UTA Capital LLC, or UTA, notes, the last of which was paid in January 2015. Such expenses do not reflect our on-going operations and all of them were incurred up to the end of fiscal 2014.

•
Change in fair value of call options and warrants – The change in fair value of the call options relating to the purchase of controlling shares of Micronet  is recorded as interest expense. The change in fair value is derived primarily from Micronet’s share price and does not reflect our on-going operations.

•
Stock-based compensation is share based awards granted to certain individuals. They are non-cash and affected by our historical stock prices which are irrelevant to forward-looking analyses and are not necessarily linked to our operational performance.

•
Expenses related to the purchase of a business - These expenses relate directly to the purchase of the Beijer's U.S. vehicle operation and consist mainly of legal and accounting fees, finder’s fees and travel expenses. We believe that these expenses do not reflect our operational performance. Therefore, we exclude them to provide investors with a consistent basis for comparing pre- and post- vehicle operation  purchase operating results.

The following table reconciles, for the periods presented, GAAP net loss attributable to Micronet Enertec to non-GAAP net income attributable to Micronet Enertec and GAAP loss per diluted share attributable to Micronet Enertec to non-GAAP net loss per diluted share attributable to Micronet Enertec:

	Nine months ended September 30,
	(Dollars in Thousands, other than share and per share amounts)
	2015	2014
GAAP net loss attributable to Micronet Enertec	$(2,557)	$(2,111)
Amortization of acquired intangible assets	558	348
Change in fair value of call options and warrants	-	307
Amortization of note discount and related expenses	-	61
Stock-based compensation	254	19
Expenses related to purchase of a business	-	369
Income tax-effect of above non-GAAP adjustments	(24)	(26)
Total Non-GAAP net loss attributable to Micronet Enertec	$(1,769)	$(1,033)

Non-GAAP net loss per diluted share attributable to Micronet Enertec	$(0.30)	$(0.18)
Shares used in per share calculations	5,838,873	5,831,246
GAAP net loss per diluted share attributable to Micronet Enertec	$(0.44)	$(0.36)
Shares used in per share calculations	5,838,873	5,831,246

Non-GAAP Financial Measures (Cont.)

	Three months ended September 30,
	(Dollars in Thousands, other than share and per share amounts)
	2015	2014
GAAP net loss attributable to Micronet Enertec	$(1,263)	$(506)
Amortization of acquired intangible assets	177	212
Change in fair value of call options and warrants	-	-
Amortization of note discount and related expenses	-	6
Stock-based compensation	82	6
Expenses related to purchase of a business	-	79
Income tax-effect of above non-GAAP adjustments	(7)	(11)
Total Non-GAAP net loss attributable to Micronet Enertec	$(1,011)	$(214)

Non-GAAP net loss per diluted share attributable to Micronet Enertec	$(0.17)	$(0.04)
Shares used in per share calculations	5,865,221	5,831,246
GAAP net loss per diluted share attributable to Micronet Enertec	$(0.22)	$(0.09)
Shares used in per share calculations	5,865,221	5,831,246